Exhibit 23.2

CONSENT OF INDEPENDENT ENGINEERS

As independent engineers, we hereby consent to the incorporation by reference of our report dated February 2, 2023, prepared for Baytex Energy Corp., which is incorporated by reference into the Registration Statement on Form F-4 of Baytex Energy Corp.

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

By:	/s/ Brian R. Hamm
Brian R. Hamm
President & CEO

Calgary, Alberta, Canada

May 19, 2023